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                                                                    EXHIBIT 23.3



 October 22, 1996


 FTP Software, Inc.
 100 Brickstone Square
 Andover
 Massachusetts  01810

 Attention:  W. Robert Kellegrew, Jr., Esq.


 We consent to the reference to our firm in the Prospectus relating to the Common Stock of FTP Software, Inc. (the "Company") offered pursuant to Company's 1996 Executive Equity Incentive Plan. We also consent to the filing of this consent with the Company's Registration Statement on Form S-8 under the Securities Act of 1933.

 /s/Clifford Chance